Exhibit 99.8


                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Post-Effective Amendment No. 15 to Registration Statement No. 33-1978 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 1, 1997, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Lincoln, Nebraska
April 4, 1997